Exhibit 11 under Form N-1A

The Board of Trustees and Shareholders
Evergreen Varialbe Trust

We Consent To:

     1. the use of our report dated February 28, 1997 for Evergreen VA Global Leaders Fund, Evergreen VA Aggressive Growth Fund and Evergreen Strategic Income Fund, included herein,

     2. the use of our report dated February 19, 1997 for Evergreen VA Fund, Evergreen VA Growth and Income and Evergreen VA Foundation Funds, incorporated by reference herein, and

     3. to the reference to our firm above the caption "Financial Highlights" in the prospectus for Evergreen Variable Trust.



KPMG Peat Marwick LLP
Boston, Massachusetts
March 3, 1997